Exhibit 10.69

RESOLUTION TO TERMINATE THE INTERCONTINENTAL LIFE

CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, InterContinental Life Corporation, the "Company", established the InterContinental Life Corporation Supplemental Executive Retirement Plan, the "SERP", effective January 1, 2005 for active plan participants in the Qualified Plan who (i) satisfied the Rule of 68 and (ii) were Highly Compensated Employees, where the Rule of 68 was satisfied if the sum of a participant's age in years and fractions thereof and service in years and fractions thereof was at least 68 years as of December 31, 2004;

WHEREAS, the SERP presently permits a lump sum distribution only in the event the present value of the participant's accrued benefit is less than $10,000;

WHEREAS, it is now the desire of the Company to terminate the SERP effective December 30, 2005 as permitted under Section 10.2 of the plan document and to amend the plan immediately prior to termination to pay a lump sum distribution to participants for whom the present value of their accrued benefit exceeds $10,000 provided in no event shall the lump sum payment determined under this sentence be less than $10,000. The present value of such accrued normal retirement benefit shall be determined using a 6.00% interest rate and the applicable mortality table under the SERP;

BE IT RESOLVED, that the Board of Directors of the Company hereby approves the termination of the InterContinental Life Corporation Supplemental Executive Retirement Plan and the immediate distribution of all accrued benefits, and the Board authorizes its officers to take such further steps as are necessary to accomplish this resolution, including any other amendments as may be required by IRC Section 409A and its associated regulations provided such amendments do not materially alter the benefits provided under the SERP;

IN WITNESS THEREOF, I do hereby certify that the foregoing is a true and correct copy of an original resolution passed by the InterContinental Life Corporation Board of Directors at a meeting held on the 13th day of December, 2005.

INTERCONTINENTAL LIFE CORPORATION

By:	/s/ Michael P. Hydanus
Name:	Michael P. Hydanus
Date:	12/20/2005

ATTEST

By: /s/ Jennifer L. Robinson

Name: Jennifer L. Robinson

Date: 12/20/05